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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                October 31, 1999


                              VISUAL NETWORKS, INC.
             (Exact Name of Registrant as Specified in its Charter)

          Delaware                               000-23699                               52-1837515
(State or Other Jurisdiction)                   (Commission                            (I.R.S. Employer
     of Incorporation)                          File Number)                           Identification No.)

                                2092 Gaither Road
                            Rockville, Maryland 20850
            (Address of Principal Executive Offices, Including Zip Code)

                                 (301) 296-2300
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


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          ITEM 5. OTHER EVENTS.

          Post-Merger Financial Results

               This Current Report on Form 8-K is being filed by Visual Networks, Inc. (the "Company") pursuant to its agreement and plan of merger with Inverse Network Technology ("Inverse") dated September 15, 1999. The following is a summary of certain interim financial information of the Company on a consolidated basis, reflecting the combined operations of the Company, including Inverse. The Company acquired Inverse on September 30, 1999, and the transaction was accounted for as a pooling of interests. For the month ended October 31, 1999, the Company reported $8.5 million of revenue and net income of $1.1 million, or $0.04 per share on a diluted basis. Basic net income per share was $0.05 for the month ended October 31, 1999.

                                    Signature

               Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     VISUAL NETWORKS, INC.

          Date: 11/12/99                             By: /S/ Peter J. Minihane
               -----------------

                                                     --------------------------
                                                     Peter J. Minihane
                                                     Executive Vice President,
                                                     Chief Financial Officer and
                                                     Treasurer